                                                                Exhibit B-1

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The unaudited pro forma consolidated financial data set forth below for the Registrant (the "Company") for the year ended December 31, 1995 illustrate the estimated effects of (i) the Company's purchase on September 30, 1995 of the 50% of the capital stock of City Mortgage Corporation Limited ("CSC-UK") which was not previously owned by the Company (the "UK Acquisition"), as if such acquisition had occurred on May 2, 1995, the date CSC-UK commenced operations,
(ii) CSC-UK's acquisition of all of the outstanding stock of J&J Securities Limited ("J&J") for L15.3 million ($23.3 million) and 548,000 shares of the Company's Common Stock valued at $9.8 million (the "J&J Acquisition"), (including the sale of $47.5 million of loans acquired as a result of such acquisition and the corresponding reduction of debt of $32.4 million from the proceeds of such sale) as if such acquisition had occurred as of January 1, 1995 and (iii) CSC-UK's acquisition of all of the outstanding stock of Heritable Group Limited ("Heritable") for L41.8 million ($64.1 million) and 99,362 shares of the Company's Common Stock valued at $2.5 million (the "Heritable Acquisition") (including the sale of $153.7 million of loans acquired as a result of such acquisition and the corresponding reduction of debt of $153.7 million from the proceeds of such sale) as if such acquisition had occurred as of January 1, 1995. The unaudited pro forma consolidated financial data have been prepared using the purchase method of accounting, whereby the total costs of the UK Acquisition, the J&J Acquisition and the Heritable Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the UK Acquisition, J&J Acquisition and the Heritable Acquisition, respectively. The unaudited pro forma consolidated financial data do not purport to represent what the results of operations or financial position of the Company would have actually been if the UK Acquisition, the J&J Acquisition and the Heritable Acquisition had in fact occurred on such dates or to project the results of operations or financial position of the Company for any future date or period. The historical financial data set forth below for the Company and Heritable for the year ended December 31, 1995 have been derived from the audited consolidated financial statements of the Company and of Heritable. The historical financial data set forth below for J&J for the 12 months ended December 31, 1995 have been derived from the unaudited financial statements of J&J and have been prepared on the same basis as J&J's audited financial statements and include all adjustments, consisting of normal recurring accruals, that the Company considers necessary for a fair presentation of the results of operations for such period.


                                                          HISTORICAL
                                           ----------------------------------------
                                                                 ACQUISITIONS
                                             COMPANY       ------------------------      PRO FORMA
                                           AS REPORTED     J&J(1)      HERITABLE(2)     ADJUSTMENTS     PRO FORMA
                                           -----------     -------     ------------     -----------     ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
  Gain on sale of loans..................    $38,198       $    --        $    --         $     --       $38,198
  Mortgage origination income............      2,963            --             --               --         2,963
  Interest income........................      6,706        13,344         25,842          (32,055)(3)    13,837
  Servicing income.......................        777            --             --               --           777
  Earnings from partnership interest.....        482            --             --               --           482
  Other..................................        385           279          4,530               --         5,194
                                             -------       -------        -------         --------       -------
         Total revenues..................     49,511        13,623         30,372          (32,055)       61,451
                                             -------       -------        -------         --------       -------
EXPENSES
  Salaries and employee benefits.........     12,165         1,801          4,017               --        17,983
  Interest expense.......................      4,610         3,790         12,278          (13,513)(4)     7,165
  Selling expenses.......................      2,895            --          4,456               --         7,351
  Other operating expenses...............      6,581         4,678          2,455               --        13,714
  Amortization of goodwill...............        494            --             --            3,880(5)      4,374
                                             -------       -------        -------         --------       -------
         Total expenses..................     26,745        10,269         23,206           (9,633)       50,587
                                             -------       -------        -------         --------       -------
  Earnings before minority interest,
    income taxes and extraordinary
    item.................................     22,766         3,354          7,166          (22,422)       10,864
  Minority interest......................      2,379            --             --           (2,379)(6)        --
                                             -------       -------        -------         --------       -------
  Earnings before income taxes and
    extraordinary item...................     20,387         3,354          7,166          (20,043)       10,864
  Provision for income taxes.............      8,515           454          2,358           (8,318)(7)     3,009
                                             -------       -------        -------         --------       -------
  Earnings before extraordinary item.....     11,872         2,900          4,808          (11,725)        7,855
  Extraordinary item.....................       (296)           --             --               --          (296)
                                             -------       -------        -------         --------       -------
Net earnings.............................    $11,576       $ 2,900        $ 4,808         $(11,725)      $ 7,559
                                             =======       =======        =======         ========       =======
Earnings per share before extraordinary
  item...................................    $  0.50           N/A            N/A              N/A       $  0.30
Extraordinary item (per share)...........      (0.01)          N/A            N/A              N/A         (0.01)
                                             -------       -------        -------         --------       -------
Primary earnings per share...............    $  0.49           N/A            N/A              N/A       $  0.29
                                             =======       =======        =======         ========       =======
Weighted average shares outstanding......     23,838           N/A            N/A            2,147(8)     25,985
                                             =======       =======        =======         ========       =======
Supplemental earnings per share(9).......                                                                $  0.29
                                                                                                         =======
Supplemental weighted average shares
  outstanding(10)........................                                                                 27,396
                                                                                                         =======

Notes to Unaudited Pro Forma Financial Statements for the year ended December 31, 1995


 (1) Reflects J&J historical operating results for the 12 months ended December 31, 1995 excluding a $19.4 million extraordinary gain related to the early extinguishment of debt in November 1995. In April 1996, the Company acquired all of the outstanding stock of J&J in exchange for L15.3 million ($23.3 million based on the Noon Buying Rate on the date of such acquisition) in cash and 548,000 shares of the Company's Common Stock valued at $9.8 million based on the closing price of the Common Stock on the date of such acquisition less a discount for restriction on the resale of such stock. The J&J Acquisition was accounted for as a purchase transaction. The Company acquired assets with a fair value of $52.6 million consisting primarily of mortgage loans held for sale of $51.9 million and assumed liabilities with a fair value of $46.5 million. Additional fair market value of $21.8 million, representing the value of the mortgage servicing receivables, was assigned to the net assets acquired. The J&J Acquisition resulted in the recognition of $5.2 million of goodwill which is being amortized using the straight-line method over a life of ten years.

 (2) Reflects Heritable historical operating results for the 12 months ended December 31, 1995. In June 1996, the Company acquired all of the outstanding stock of Heritable in exchange for L41.8 million ($64.1 million based on the Noon Buying Rate on the date of such acquisition) in cash and 99,362 shares of the Company's Common Stock valued at $2.5 million based on the closing price of the Common Stock on the date of such acquisition. The Heritable Acquisition was accounted for as a purchase transaction. The Company acquired assets with a fair value of $194.8 million consisting primarily of mortgage loans held for sale of $190.5 million and assumed liabilities with a fair value of $182.8 million. Additional fair market value of $29.2 million, representing the value of the mortgage servicing receivables, was assigned to the net assets acquired. The Heritable Acquisition resulted in the recognition of $25.4 million of goodwill which is being amortized using the straight-line method over a life of ten years.


 (3) Represents the reduction of interest income resulting from the sale of mortgage loans held for sale of $47.5 million for J&J and $153.7 million for Heritable on January 1, 1995 as follows:

                                                       HISTORICAL     ACCRETED
                                                        INTEREST      DISCOUNT     ADJUSTMENT
                                                       ----------     --------     ----------
                                                                   (IN THOUSANDS)
        J&J..........................................   $ 13,344       $2,189       $(11,155)
        Heritable....................................     25,842        3,179        (22,663)
        Heritable interest on unsold loans...........                                  1,763
                                                                                    --------
        Adjustment...................................                               $(32,055)
                                                                                    ========

     "Accreted Discount" represents the increase in value for the period of the mortgage servicing receivables which were recorded as a result of such acquisitions at a discounted present value.

 (4) Represents the reduction of interest expense resulting from the application of the cash proceeds from the sale of mortgage loans held for sale of $47.5 million for J&J and $153.7 million for Heritable to pay down existing debt on January 1, 1995 as follows:

                                                        J&J       HERITABLE      TOTAL
                                                      -------     ---------     --------
                                                                (IN THOUSANDS)
        Debt paid down..............................  $32,400      $153,700     $186,100
        Weighted average interest rate..............      8.5%          7.0%         7.3%
                                                      -------      --------     --------
        Interest reduction..........................  $ 2,754      $ 10,759     $ 13,513
                                                      =======      ========     ========

 (5) Reflects increased goodwill amortization related to the J&J Acquisition and the Heritable Acquisition as if such acquisitions had occurred on January 1, 1995 and the UK Acquisition as if such acquisition had occurred on May 2, 1995. The increased goodwill amortization for each acquisition is as follows:

                                                                 (IN THOUSANDS)
                CSC-UK.........................................      $  820
                J&J............................................         520
                Heritable......................................       2,540
                                                                     ------
                          Total................................      $3,880
                                                                     ======

 (6) Reflects the elimination of the 50% equity earnings from CSC-UK for the period prior to the UK Acquisition (May 2, 1995 to September 29, 1995).

 (7) Reflects the tax impact recorded at a 41.5% effective tax rate.

 (8) Reflects the 3.6 million shares of Common Stock issued in the UK Acquisition as if such shares were issued and outstanding for the entire period from May 2, 1995 through December 31, 1995, and the 548,000 and 99,362 shares of Common Stock issued in connection with the J&J Acquisition and the Heritable Acquisition, respectively, as if such shares were issued and outstanding for the entire year ended December 31, 1995.

 (9) Gives effect to the application of a portion of the net proceeds of the December 1995 public offering to repay outstanding debt at the time of such offering as if such application occurred on January 1, 1995, resulting in a net increase of $464,000 in net earnings due to a reduction in interest expense.

(10) Gives effect to the inclusion of 1,411,200 shares of Common Stock at $8.37 per share net to the Company to repay the outstanding debt as discussed in
     Note 9 above.

     The unaudited pro forma consolidated financial data set forth below for the three months ended March 31, 1996 illustrate the estimated effects of (i) the J&J Acquisition (including the sale of $47.5 million of loans acquired as a result of such acquisition and the corresponding reduction of debt of $32.4 million from the proceeds of such sale) as if such acquisition had occurred as of January 1, 1995 and (ii) the Heritable Acquisition (including the sale of $153.7 million of loans acquired as a result of such acquisition and the corresponding reduction of debt of $153.7 million from the proceeds of such sale) as if such acquisition had occurred as of January 1, 1995. The results of operations of J&J and Heritable are included in the Company's historical results from April 23, 1996 and June 14, 1996, respectively, the dates of their respective acquisitions. The unaudited pro forma consolidated financial data have been prepared using the purchase method of accounting, whereby the total costs of the J&J Acquisition and the Heritable Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the J&J Acquisition and the Heritable Acquisition, respectively. The unaudited pro forma consolidated financial data do not purport to represent what the results of operations or financial position of the Company would have actually been if the J&J Acquisition and the Heritable Acquisition had in fact occurred on such date or to project the results of operations or financial position of the Company for any future date or period. The historical financial data set forth below for the Company for the three months ended March 31, 1996 and for J&J and Heritable for the period beginning January 1, 1996 through the respective dates of their acquisition by the Company have been derived from the unaudited consolidated financial statements of the Company, J&J and Heritable and have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring accruals, that the Company considers necessary for a fair presentation of the results of operations for such period.

                                                 HISTORICAL
                                    ------------------------------------
                                                       ACQUISITIONS
                                    COMPANY AS    ----------------------      PRO FORMA
                                     REPORTED      J&J(1)      HERITABLE(2)  ADJUSTMENTS      PRO FORMA
                                    ----------    --------     ---------     -----------      ---------
REVENUES
  Gain on sale of loans...........   $ 24,093     $     --      $     --       $     --        $ 24,093
  Mortgage origination income.....        836           --            --             --             836
  Interest income.................      3,017        2,556         6,256         (7,054) (3)      4,775
  Servicing income................        561           --            --             --             561
  Earnings from partnership.......        150           --            --             --             150
  Other...........................        122          108         1,506             --           1,736
                                     --------     --------      --------       --------        --------
          Total revenues..........     28,779        2,664         7,762         (7,054)         32,151
                                     --------     --------      --------       --------        --------
EXPENSES
  Salaries and employee
     benefits.....................      5,382          516         1,193                          7,091
  Interest expense................      1,698          698         2,859         (3,332) (4)      1,923
  Selling expenses................      1,363           --         1,306             --           2,669
  Other operating expenses........      4,044          759           294             --           5,097
  Amortization of goodwill........        494           --            --            755 (5)       1,249
                                     --------     --------      --------       --------        --------
          Total expenses..........     12,981        1,973         5,652         (2,577)         18,029
                                     --------     --------      --------       --------        --------
  Earnings before income taxes....     15,798          691         2,110         (4,476)         14,123
  Provision for income taxes......      6,524          171           675         (1,858) (6)      5,512
                                     --------     --------      --------       --------        --------
Net earnings......................   $  9,274     $    520      $  1,435       $ (2,619)       $  8,610
                                     ========     ========      ========       ========        ========
Primary earnings per share:.......   $   0.31          N/A           N/A            N/A        $   0.28
                                     ========     ========      ========       ========        ========
Weighted average shares
  outstanding:                         29,806          N/A           N/A            647 (7)      30,453
                                     ========     ========      ========       ========        ========

Notes to Unaudited Pro Forma Financial Statements for the three months ended March 31, 1996


(1) Reflects J&J historical operating results for the period ended April 23, 1996. In April 1996, the Company acquired all of the outstanding stock of J&J in exchange for L15.3 million ($23.3 million based on the Noon Buying Rate on the date of such acquisition) in cash and 548,000 shares of the Company's Common Stock valued at $9.8 million based on the closing price of the Common Stock on the date of such acquisition less a discount for restrictions on the resale of such stock. The J&J Acquisition was accounted for as a purchase transaction. The Company acquired assets with a fair value of $52.6 million, consisting primarily of mortgage loans held for sale of $51.9 million, and assumed liabilities with a fair value of $46.5 million. Additional fair market value of $21.8 million, representing the value of the mortgage servicing receivables, was assigned to the net assets acquired. The J&J Acquisition resulted in the recognition of $5.2 million of goodwill which is being amortized using the straight-line method over a life of ten years.

(2) Reflects Heritable historical operating results for the period ended June 14, 1996. In June 1996, the Company acquired all of the outstanding stock of Heritable for L41.8 million ($64.1 million based on the Noon Buying Rate on the date of such acquisition) in cash and 99,362 shares of the Company's Common Stock valued at $2.5 million based on the closing price of the Common Stock on the date of such acquisition. The Heritable Acquisition was accounted for as a purchase transaction. The Company acquired assets with a fair value of $194.8 million, consisting primarily of mortgage loans held for sale of $190.5 million, and assumed liabilities with a fair value of $182.8 million. Additional fair market value of $29.2 million, representing the value of the mortgage servicing receivables, was assigned to the net assets acquired. The Heritable Acquisition resulted in the recognition of $25.4 million of goodwill which is being amortized using the straight-line method over a life of ten years.

(3) Represents the reduction of interest income resulting from the sale of mortgage loans held for sale of $47.5 million for J&J and $153.7 million for Heritable on January 1, 1995 as follows:


                                                           HISTORICAL     ACCRETED
                                                            INTEREST      DISCOUNT     ADJUSTMENTS
                                                           ----------     --------     ----------
                                                                       (IN THOUSANDS)
    J&J..................................................   $  2,556       $  540       $ (2,016)
    Heritable............................................      6,256          784         (5,472)
    Heritable interest on unsold loans...................                                    435
                                                                                        --------
    Adjustment...........................................                               $ (7,054)
                                                                                        ========


    "Accreted Discount" represents the increase in value for the period of the mortgage servicing receivables which were recorded as a result of such acquisitions at a discounted present value.

(4) Represents the reduction of interest expense resulting from the application of the cash proceeds from the sale of mortgage loans held for sale of $47.5 million for J&J and $153.7 million for Heritable to pay down existing debt on January 1, 1995 as follows:


                                                            J&J       HERITABLE      TOTAL
                                                          -------     ---------     --------
                                                                    (IN THOUSANDS)
    Debt paid down......................................  $32,400      $153,700     $186,100
    Weighted average interest...........................      8.5%          7.0%
    Number of days......................................       90            90
                                                          -------      --------     --------
    Interest reduction..................................  $   679      $  2,653     $  3,332
                                                          =======      ========     ========


(5) Reflects increased goodwill amortization related to the J&J Acquisition and the Heritable Acquisition as if such acquisitions had occurred on January 1, 1995 as follows:


                                                                 (IN THOUSANDS)
                J&J............................................      $  128
                Heritable......................................         626
                                                                     ------
                Total..........................................      $  755
                                                                     ======


(6) Reflects the tax impact of the pro forma adjustments recorded at a 41.5% effective tax rate.


(7) Reflects the pro forma impact of the 548,000 and 99,362 shares of Common Stock issued in connection with the J&J Acquisition and the Heritable Acquisition, respectively, as if such shares were issued and outstanding for the entire period ended March 31, 1996.